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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HPSC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HPSC, INC.
60 State Street
Boston, MA 02109-1803
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2002

        The Annual Meeting of Stockholders of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), will be held at 9:00 a.m. on May 14, 2002, at the offices of Hill & Barlow, One International Place, 20th Floor, Boston, Massachusetts, for the following purposes:

          1.    To elect two directors for a three-year term to expire at the 2005 Annual Meeting of Stockholders;

          2.    To ratify the appointment of Deloitte & Touche LLP as the independent accountants for the Company for the year ending December 31, 2002; and

          3.    To consider and act upon such other business and matters or proposals as may properly come before the meeting or any adjournment of the meeting.

        You can vote if you are a stockholder of record at the close of business on April 2, 2002.

                      By Order of the Board of Directors
                      Dennis W. Townley
                       Secretary

Boston, Massachusetts
April 15, 2002

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND YOU WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, PLEASE PROMPTLY SIGN AND MAIL THE ENCLOSED PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WE ENCLOSE A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2002

        We are providing this proxy statement in connection with the solicitation by the Board of Directors of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying notice, on May 14, 2002 at 9:00 a.m., at the offices of Hill & Barlow, One International Place, 20th Floor, Boston, Massachusetts and at any adjournment thereof.

        The proxy statement, form of proxy card and voting instructions will be mailed starting on April 15, 2002. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this proxy statement.

PROPOSAL ONE—ELECTION OF DIRECTORS

        HPSC's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than twelve members, as determined by a vote of a majority of the entire Board of Directors, and that the Board shall be divided into three classes (Class I, Class II and Class III). Directors of one class are elected each year to a term of three years. As of the date of this proxy statement, the Board of Directors consists of seven members, two of whom have terms that expire at this year's Annual Meeting (Class I), two of whom have terms that expire at the 2003 Annual Meeting (Class II), and three of whom have terms that expire at the 2004 Annual Meeting (Class III).

        Messrs. Weicker and McDougal are the nominees for Class I directors. If elected as Class I directors, they will have a three-year term expiring at the 2005 Annual Meeting of Stockholders. Messrs. Cooley and Doherty will continue to serve as Class II directors. Their term will expire at the 2003 Annual Meeting. Messrs. Birchfield and Everets and Ms. Cole will continue to serve as Class III directors. Their term will expire at the 2004 Annual Meeting. In each case, a director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

        The nominees for Class I directors to be voted on at this Annual Meeting have advised the Company that they will serve if elected. If any of the nominees for Class I director becomes unavailable (an event not now anticipated by the Company), the persons named as proxies have discretionary authority either to vote for a substitute or to fix the number of directors at less than seven. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of the nominees listed herein.

        The Board of Directors recommends a vote FOR the election of the nominees named below and your proxy will be voted FOR the election of the nominees named below unless you specify otherwise.

Nominees for Class I Directors

        Lowell P. Weicker, Jr., age 70, became an HPSC director in December 1995. Mr. Weicker served as a United States Senator from Connecticut from 1970 until January 1989. He served as Governor of Connecticut from 1991 through 1995. Mr. Weicker is a director of UST Corp., Phoenix Home Life Mutual Funds, the World Wrestling Federation, Inc. and Compuware Corp.

        Thomas M. McDougal, D.D.S., age 62, became a director of HPSC in 1991. He has been a practicing dentist for approximately 30 years and is active in national, state and local dental organizations. Dr. McDougal has lectured extensively throughout the United States and Canada. He is a past President of the Dallas County Dental Society and is past Chairman of its Continuing Education Committee and its Banking, Nominating and Patient Relations Committee.

Members of the Board of Directors Continuing in Office

  Class II Directors (Term Expires at 2003 Annual Meeting)

        Raymond R. Doherty, age 56, has been President of HPSC since December 1989 and Chief Operating Officer of HPSC since August 1993. He served as HPSC's Treasurer from December 1988 until May 1994 and was elected an HPSC director in June 1991. Mr. Doherty previously served as HPSC's Chairman and Chief Executive Officer from October 1992 until July 1993. Mr. Doherty currently serves as First Vice President of the Dental Dealers Association.

        Samuel P. Cooley, age 70, became a director of HPSC in December 1993. From 1955 until his retirement in 1993, Mr. Cooley was employed with Shawmut Bank Connecticut, N.A., and its predecessors and affiliates, including Hartford National Bank and Connecticut National Bank. His most recent position with Shawmut Bank was as Executive Vice President and Senior Credit Approval Officer. Mr. Cooley is a director of Lydall, Inc. and serves as a director or trustee of numerous nonprofit organizations in Connecticut.

  Class III Directors (Term Expires at 2004 Annual Meeting)

        John W. Everets, age 55, has been Chairman of the Board and Chief Executive Officer of HPSC since July 1993 and an HPSC director since 1983. Mr. Everets also serves as a director of Dairy Mart Convenience Stores, Inc. and The Eastern Company.

        Dollie A. Cole, age 71, a director of HPSC since 1991, has been involved for many years in the leadership of several business, charitable and civic organizations. She serves as Chairman of the Dollie Cole Corporation, a venture capital and industrial consulting firm. She also serves as a consultant to the Solar and Electric 500 Company. In addition to these business activities, Ms. Cole also serves on the boards of Project Hope—the World Health Organization, the National Captioning Institute for the Hearing Impaired and on the National Academy of Science—President's Circle Board. She is also Vice Chairman of the National Air and Space Museum and the Chair of the National Corvette Museum.

        J. Kermit Birchfield, age 62, became a director of HPSC in December 1993. Mr. Birchfield is an independent business consultant. From 1995 until January 2001, Mr. Birchfield served as Chairman of Displaytech, Inc., a privately-held manufacturer of miniature high-resolution ferrite liquid crystal display screens. From 1990 until 1994, Mr. Birchfield served as Senior Vice President, Secretary, and General Counsel with M/A-COM, Inc., a publicly-held manufacturer of semiconductors and communications equipment. Mr. Birchfield is also a Managing Director of Century Partners, Incorporated, a privately-held investment and operating company. He is, the lead independent trustee of MFS Compass Group of Mutual Funds and Chairman of the Board of Dairy Mart Convenience Stores, Inc. He also serves as a director of Intermountain Industries Inc. and its wholly owned public utility subsidiary, Intermountain Gas Company.

Other Executive Officers

        Rene Lefebvre, age 55, has been Senior Executive Vice President since September 1999, and Chief Financial Officer and Treasurer of HPSC since May 1994.

Committees of the Board

        The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing similar functions.

        The current members of the Executive Committee are J. Kermit Birchfield (Chair), Samuel P. Cooley, Raymond R. Doherty and John W. Everets. The Executive Committee exercises all the powers of the Board of Directors in accordance with the by-laws of the Company, to the extent permitted by Delaware law, during intervals between meetings of the Board of Directors. During 2001, the Executive Committee held one meeting.

        The current members of the Audit Committee are Samuel P. Cooley (Chair), Dollie A. Cole, Thomas M. McDougal, and Lowell P. Weicker, Jr. The Audit Committee reviews the Company's external and internal auditing procedures, reviews with Company management the plan, scope and results of the Company's operations, and studies and makes recommendations periodically to the Board of Directors on these and related matters. During 2001, the Audit Committee met three times. The Report of the Audit Committee is included below.

        The current members of the Compensation Committee are J. Kermit Birchfield (Chair), Dollie A. Cole, Samuel P. Cooley and Lowell P. Weicker, Jr. The Compensation Committee consults with the Chairman of the Board to review the salaries and other compensation of executive officers, administers the Company's stock plans and approves the grants of stock options and restricted stock to officers, key employees and consultants. During 2001, the Compensation Committee held four meetings.

        During 2001, the Board of Directors met four times. Each director attended at least 75% of all Board and his or her committee meetings.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is composed of four directors all of whom are independent directors under the rules of the American Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

        Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors, Deloitte & Touche, LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

        Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche. The Committee has also discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Deloitte & Touche has provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed with Deloitte & Touche that firm's independence. The Committee has considered whether the provision by Deloitte & Touche of services not related to the audit of the annual financial statements and the review of the interim financial statements included in the Company's Forms 10-Q for such year is compatible with maintaining Deloitte & Touche's independence.

        Based upon the Committee's discussion with management and Deloitte & Touche and the Committee's review of the representations of management and the report of Deloitte & Touche to the Committee, the Committee has recommended that the Board of Directors vote affirmatively to include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                      Audit Committee

                      Samuel P. Cooley, Chair
                      Dollie A. Cole
                      Thomas M. McDougal
                      Lowell P. Weicker, Jr.

VOTING SECURITIES

        Holders of shares of common stock, $0.01 par value, of the Company (the "Common Stock") at the close of business on April 2, 2002 (the "Record Date") are entitled to notice of the Annual Meeting and to vote shares held on that date at the Annual Meeting. On the Record Date, there were outstanding 4,163,765 shares of Common Stock, excluding 615,765 shares of Common Stock held in the Company's treasury. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting.

Share Ownership of Certain Beneficial Owners and Management

        The following table sets forth information, as of the Record Date, with respect to the beneficial ownership of the Company's Common Stock by (i) each person or entity known by the Company to own beneficially more than five percent (5%) of the Company's outstanding shares of Common Stock as of the Record Date; (ii) each of the Company's directors; (iii) each of the executive officers of the Company named in the Summary Compensation Table on page 8; and (iv) all directors and executive officers of the Company as a group. The information in the table, and in the related notes, has been furnished by or on behalf of the indicated owners. Unless otherwise noted, HPSC believes the persons referred to in this table have sole voting and investment power with respect to the shares listed in this table. The percentage owned is calculated with respect to each person by treating shares issuable to such person within 60 days of the Record Date as outstanding, in accordance with rules of the Securities and Exchange Commission.

Name (and Address of Owner of More Than 5%)	Amount and Nature of Beneficial Ownership of HPSC Common Stock(1)(2)	% of Class
John W. Everets 60 State Street, 35th Floor Boston, MA 02109-1803	812,538(3)(4)(5)	17.46
Dimensional Fund Advisors, Inc 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	329,400(6)	7.91
Harder Management Company, Inc Somerset Court 281 Winter Street, Suite 340 Waltham, MA 02154	318,650(7)	7.65
John W. Everets and Raymond R. Doherty as Trustees of the HPSC, Inc. Employee Stock Ownership Plan 60 State Street, 35th Floor Boston, MA 02109-1803	288,477(8)	6.93
FMR Corp 82 Devonshire Street Boston, MA 02109	238,600(9)	5.73
Raymond R. Doherty 60 State Street, 35th Floor Boston, MA 02109-1803	407,614(3)(4)	9.23
Rene Lefebvre	164,570	3.85
J. Kermit Birchfield	51,667(10)	1.24
Dollie A. Cole	51,500	1.23
Samuel P. Cooley	22,000	*
Thomas M. McDougal	39,000	*
Lowell P. Weicker, Jr.	21,700(11)	*
All Directors and Executive Officers as a group (8 persons)	1,570,589(3)(4)	30.73

*
Percent of class less than 1%.

(1)
Includes shares of the Company's Common Stock which the named security holder has the right to acquire within 60 days of the Record Date through the exercise of options granted by the Company to the named individuals or group as follows: Messrs. Birchfield and Cooley, 7,000 shares each; Ms. Cole and Dr. McDougal, 32,000 shares each; Mr. Weicker, 16,000 shares; Mr. Everets, 490,500 shares; Mr. Doherty, 251,457 shares; Mr. Lefebvre, 110,500 shares; and such group, 946,457 shares.

(2)
Includes allocated shares under the HPSC, Inc. Employee Stock Ownership Plan (the "ESOP") of 9,518 for Mr. Everets, 11,505 for Mr. Doherty, 6,249 for Mr. Lefebvre and 27,272 for all executive officers and directors as a group.

(3)
Excludes the 288,477 shares held in the ESOP for the benefit of the employee participants (other than the shares allocated to the respective ESOP accounts of Messrs. Doherty and Everets listed in Note 2 above). Although Messrs. Doherty and Everets are the trustees of the ESOP, and accordingly share voting power with respect to all unallocated shares (the ESOP participants direct the voting of the allocated shares) and share dispositive power with respect to all shares in the ESOP, they disclaim beneficial ownership of all such shares, other than the shares allocated to their respective.

(4)
Includes 23,279 shares held by Mr. Everets and 16,249 shares held by Mr. Doherty which are pledged to the Company under the Stock Loan Program described in "EXECUTIVE COMPENSATION—Stock Loan Program."

(5)
Includes 100 shares held by Mr. Everets' son, A. Hale W. Everets. Mr. Everets disclaims beneficial ownership of such shares.

(6)
Based solely on information reported on Schedule 13G as filed with the SEC. Dimensional Fund Advisors, Inc. ("Dimensional") filed an Amendment to its Schedule 13G with the SEC on January 30, 2002 for the year ended December 31, 2001 reporting that it is a registered investment adviser and is deemed to have beneficial ownership of 329,400 shares of Common Stock of the Company held by it, all of which shares are owned by advisory clients of Dimensional. Dimensional reports that, in its role as investment adviser, it has sole voting and dispositive power with respect to all such shares.

(7)
Based on information provided to the Company by Harder Management Company, Inc. ("Harder"), a registered investment adviser, on March 11, 1999. The 318,650 shares of the Company's Common Stock held by Harder is held on behalf of its clients in accounts over which Harder has complete investment discretion. Harder disclaims beneficial ownership of all such shares except in its capacity as an investment adviser.

(8)
226,854 of these shares have been allocated to the accounts of ESOP participants and are voted by such participants. 61,623 of these shares are unallocated and are voted by Messrs. Doherty and Everets as trustees. Messrs. Doherty and Everets disclaim beneficial ownership of all such shares, other than the shares allocated to their respective ESOP accounts listed in Note 2 above.

(9)
Based solely on information reported in its Schedule 13G as filed with the SEC on February 14, 2002 by FMR Corp. FMR Corp. reported that its wholly-owned subsidiary, Fidelity Management and Research Company ("FMRC"), a registered investment adviser, which acts as investment advisor to several investment companies (the "Funds"), is the beneficial owner of 168,800 shares of HPSC's Common Stock. Edward C. Johnson 3rd, individually, FMR Corp., through its control of FMRC, and the Funds each has dispositive power with respect to the 168,800 shares owned by the Funds. FMR Corp.'s wholly-owned subsidiary, Fidelity Management Trust Company ("FMTC"), is the beneficial owner of 69,800 shares of Common Stock. Mr. Johnson and FMR Corp., through its control of FMTC, each has sole voting and dispositive power with respect to the 69,800 shares owned by FMTC.

(10)
Includes 3,000 shares held by Mr. Birchfield's spouse. Mr. Birchfield disclaims beneficial ownership of such shares.

(11)
Includes 200 shares held by Mr. Weicker's spouse. Mr. Weicker disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and The American Stock Exchange ("AMEX"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and AMEX. The Company believes that all Reporting Persons have complied with all filing requirements applicable to them with respect to transactions during fiscal year 2001.

Certain Transactions

        During 2001 there were no related party transactions between the Company and any of its executive officers, directors or holders of more than 5% of the Company's common stock, other than the loans to certain executive officers described under the heading "EXECUTIVE COMPENSATION—Stock Loan Program" on page 8.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The Summary Compensation Table shows all compensation paid to the Chief Executive Officer and the other executive officers (the "Named Executive Officers") for services rendered in all capacities during the past three years. HPSC has three executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
Name and Principal Position						Number of Shares Underlying Options	All Other Compensation(1)
	Year	Salary		Bonus
John W. Everets(2) Chief Executive Officer and Chairman of the Board	2001 2000 1999	$ $ $	345,000 345,000 295,000	$ $ $	345,000 345,000 287,500	70,000 120,000 30,000	$ $ $	10,251 9,147 15,651
Raymond R. Doherty(2) President, Chief Operating Officer and Director	2001 2000 1999	$ $ $	240,000 240,000 210,000	$ $ $	151,000 151,000 132,500	20,000 55,000 20,000	$ $ $	10,251 8,097 13,499
Rene Lefebvre(2) Senior Executive Vice President Chief Financial Officer and Treasurer	2001 2000 1999	$ $ $	170,000 170,000 142,000	$ $ $	121,000 121,000 102,000	20,000 40,000 10,000	$ $ $	9,851 6,891 13,499

(1)
Includes term life insurance premiums paid by the Company and Company contributions to the Named Executive Officer's 401(k) retirement plan account, respectively, in the following amounts for 2001: Mr. Everets, $2,606 and $3,400; Mr. Doherty, $2,606 and $3,400; and Mr. Lefebvre, $2,606 and $3,000. Also includes the value of shares of Common Stock in the Company's Employee Stock Ownership Plan ("ESOP") allocated to each of the Named Executive Officers in 2001 (for services rendered during 2000) in the amount of $4,245. The value of the allocated ESOP shares was calculated by using the December 31, 2001 closing price for the Company's Common Stock of $6.51 per share as reported on the American Stock Exchange. The Company has not allocated shares of Common Stock to participants in its ESOP for services rendered during fiscal 2001 as of the date of this Proxy Statement.

(2)
The Named Executive Officers' compensation is governed by employment agreements with the Company. See "EXECUTIVE COMPENSATION—Employment Agreements."

Stock Loan Program

        The Company has a Stock Loan Program which allows eligible executive officers and other senior personnel of the Company to borrow from the Company amounts not exceeding $400,000 to any individual or $800,000 in the aggregate to all participants in the program, solely for the purposes of acquiring stock of the Company or paying taxes associated with stock acquired under the Company's stock incentive plans. All shares purchased with such loans are pledged to the Company as collateral for repayment of the loans.

The loans are recourse, bear interest at a variable rate which is one-half of one percent above the Company's cost of funds, payable annually in arrears, and are payable as to principal no later than five (5) years after the date of the loan, with annual installment payments of principal and interest equal to 20% of the participant's after-tax bonus. As of the date of this Proxy Statement, the Company has loans outstanding to Mr. Everets in the amount of $374,832, secured by 23,279 shares and to Mr. Doherty in the amount of $222,889 secured by 16,249 shares. The largest aggregate amount outstanding under Mr. Everets' loan during 2001 was $400,000. The largest aggregate amount outstanding under Mr. Doherty's loan during 2001 was $159,724. Mr. Everets and Mr. Doherty have made all interest payments due on such loans.

Supplemental Executive Retirement Plan

        The table below sets forth a range of estimated annual retirement benefits available to certain executive employees under the HPSC Supplemental Executive Retirement Plan (the "SERP") effective as of January 1, 1997, as amended effective as of January, 2000. Benefits under the SERP are intended to supplement the retirement benefits received by executive employees through other Company programs, such as the ESOP and 401(k) Plan, and Social Security benefits attributable to Company-paid FICA taxes. Benefits under the SERP, payable upon normal retirement at age 65 (or upon early retirement at age 62) as an actuarial equivalent of a life annuity, are based upon age, length of service (up to a maximum of 15 credited years of service) and an average of the participant's three highest calendar years of total compensation (base salary plus bonus) out of the five calendar years immediately preceding the normal or early retirement date or other date of termination of employment ("Average Final Compensation").

        The SERP provides for making payments to the executive with an actuarial equivalent value equal to 55% of the Average Final Compensation in the case of Mr. Everets and 50% of the Average Final Compensation in the case of Mr. Doherty and Mr. Lefebvre, offset by amounts deemed available under the Company's 401(k) Plan and Social Security benefits, to the extent attributable to the Company's contribution and to Company-paid FICA taxes, respectively, as well as the value of shares allocated to the employee under the Company's ESOP. The SERP also contains a tax gross-up provision equal to any excise tax payments made by the participant pursuant to Section 4999 of the Internal Revenue Code relating to payments in excess of specified amounts made upon a change in control or otherwise. Accrual and vesting of benefits are contingent on the executive's continued service as an employee of the Company, with accrual in equal amounts over the first 15 years of service and vesting over a period of 10 years, starting in the sixth year of service, provided that an executive's benefits will also fully accrue and vest upon a "change in control" of the Company (as defined in the SERP) unless such change in control is approved by at least a two-thirds vote of the incumbent Board of Directors. An executive's benefits will also fully vest if the executive's employment with the Company terminates involuntarily without good cause (as defined in the SERP) or on account of death or disability. However, none of these termination events results in acceleration of the executive's benefit accrual under the SERP. Limited service credit (up to a maximum of three years) is given for service before 1993 and full credit is given for service between January 1, 1993 and the effective date of the SERP. For all periods prior to the effective date, service as either an employee of the Company or a member of its Board of Directors is credited. On and after the effective date, only service as an employee is credited. While not obligated to do so under the SERP, the Company has elected to cover at least a portion of its future obligations under the SERP by purchasing and holding life insurance policies on the SERP participants. The Company is the owner and beneficiary of the policies which have a cash value that will fund a portion of the SERP benefits at each participant's normal retirement date. The insurance policies are an asset of the Company.

Supplemental Executive Retirement Plan Benefit Table Applicable to Mr. Everets(1)

	Years of Service
Average Final Compensation
	5	10	15+
$300,000	$55,000.00	$110,000.00	$165,000.00
400,000	73,333.34	146,666.67	220,000.00
500,000	91,666.66	183,333.33	275,000.00
600,000	110,000.00	220,000.00	330,000.00
700,000	128,333.33	256,666.67	385,000.00

(1)
Amounts shown do not reflect offsets for benefits received and attributable to the Company under the Company's 401(k) plan, ESOP, and Company-paid FICA taxes. For Mr. Everets, the years of credited service and covered compensation as of December 31, 2001, were 11 years and $673,000.

Supplemental Executive Retirement Plan Benefit Table Applicable to Messrs. Doherty and Lefebvre(1)

	Years of Service
Average Final Compensation
	5	10	15+
$100,000	$16,666.67	$33,333.33	$50,000.00
150,000	25,000.00	50,000.00	75,000.00
200,000	33,333.33	66,666.67	100,000.00
250,000	41,666.67	83,333.33	125,000.00
300,000	50,000.00	100,000.00	150,000.00
400,000	66,666.67	133,333.33	200,000.00
500,000	83,333.33	166,666.67	250,000.00

(1)
Amounts shown do not reflect offsets for benefits received and attributable to the Company under the Company's 401(k) plan, ESOP, and Company-paid FICA taxes. The years of credited service and covered compensation as of December 31, 2001 for Mr. Doherty were 12 years and $385,000, and for Mr. Lefebvre 8 years and $285,000.

Option Grant Table

        The following table shows all options to purchase Common Stock granted to each of the Named Executive Officers in 2001 and the potential realizable value of such grants. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars under two hypothetical situations: if the price of HPSC Common Stock gains 5% or 10% in value per year, compounded annually over the life of the options. These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock.

OPTION GRANTS IN LAST YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
		% of Total Options Granted to Employees in 2001
	Number of Shares Underlying Options Granted (#)(1)
Name			Exercise or Base Price ($/Sh)(2)	Expiration Date
					5%	10%
John Everets	70,000	53%	6.25	1/12/11	$275,141	$697,262
Raymond Doherty	20,000	15%	6.25	1/12/11	$78,612	$199,218
Rene Lefebvre	20,000	15%	6.25	1/12/11	$78,612	$199,218

(1)
Options were granted under the 2000 Stock Incentive Plan (the "2000 Stock Plan") and are exercisable in five equal annual installments beginning on grant date.

(2)
The exercise price of the stock option is the closing price for HPSC Common Stock on the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information regarding the exercise of stock options by the Named Executive Officers in 2001 and the value realized thereby and the value of unexercised "in-the-money" options on December 31, 2001.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES(1)

			Number of Unexercised In-the-Money Options at 2001 Fiscal Year End	Value of Unexercised In-the Money Options at 2001 Fiscal Year-End($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
John W. Everets	-0-	$-0-	350,500/92,000	$668,788/$55,600
Raymond Doherty	25,000	$112,500	201,000/34,000	$434,370/$24,680
Rene Lefebvre	-0-	$-0-	675,000/25,000	$103,605/$14,420

(1)
An "in-the-money" option is an option for which the option price of the underlying stock is less than the December 31, 2001 market price as reported on the American Stock Exchange ($6.51 per share); the value shown reflects stock price appreciation since the date of grant of the option.

Employment Agreements, Termination of Employment and Change in Control Arrangements

    Employment Agreements

  John W. Everets and Raymond R. Doherty

        As of July 19, 1999 and August 2, 1999, the Company entered into employment agreements with each of John W. Everets and Raymond R. Doherty, respectively. Each agreement was amended and restated in August 2000. Under the amended and restated agreements, the Company agreed to pay a base annual salary, beginning January 1, 2000, of at least $345,000 to Mr. Everets and $240,000 to Mr. Doherty, as determined annually by the Compensation Committee, as well as a bonus of up to 100% of base salary to each individual under an incentive plan developed by the Compensation Committee of the Board in consultation with management and approved by the full Board of Directors. Each employment agreement has a three-year term and thereafter will automatically renew from year to year unless either party to such agreement gives notice of his or its intention to terminate the agreement six months in advance of any anniversary. As of the date of this proxy statement, none of Mr. Everets, Mr. Doherty, or the Company has given notice of his or its intention to terminate either of the employment agreements.

        Either party to each employment agreement may terminate it at any time for any reason. In the event of a termination by the Company which is not "for cause" (as defined in each agreement) with respect to either Mr. Everets or Mr. Doherty or a decision not to renew by either party (and, in the case of Mr. Everets, in the event of termination by Mr. Everets for any reason), the Company will pay the employee his base monthly pay plus his maximum monthly bonus for the next 12 months, continue benefits to the employee and/or the employee's family for the next twelve months, and (except in the case of termination by Mr. Everets without "good reason") cause all outstanding options and restricted stock awards to vest. Mr. Everets and Mr. Doherty have each agreed not to compete with the business of the Company while receiving termination payments and to maintain in confidence all of the Company's confidential information.

        In the event of Mr. Everets' or Mr. Doherty's termination due to death or disability, the Company will pay the employee or his estate the employee's base monthly salary for six months from the date of death or disability. The employee and his family will also be entitled to receive the employee's benefits during this six-month period and all of the employee's options and restricted stock awards will immediately vest.

        If, within three years after a "change in control" of the Company (as defined in each agreement), either the Company terminates Mr. Everets or Mr. Doherty other than "for cause" or either Mr. Everets or Mr. Doherty terminates his employment for "good reason" (as defined in each agreement), the Company will pay the employee up to 2.99 times his average annual compensation for the five calendar years before the date of the change in control; the non-compete provisions will no longer apply; his stock options will fully vest; and normal employee benefits will continue for 12 months. If, within three years after a "change in control," either Mr. Everets or Mr. Doherty terminates his employment for any reason other than for "good reason," the Company will pay him his base monthly pay plus the maximum monthly bonus and normal employee benefits for 12 months. The employment agreements also contain a tax gross-up provision equal to any excise tax payment made by the participant pursuant to Section 4999 of the Internal Revenue Code relating to payments in excess of specific amounts made upon a change in control or otherwise.

  Rene Lefebvre

        On April 23, 1998, the Company entered into an employment agreement with Rene Lefebvre. The agreement was amended in August 2000. Under the amended agreement, the Company agreed to pay Mr. Lefebvre an initial base annual salary of at least $142,000 as well as a bonus to be determined in accordance with an incentive plan developed by the Compensation Committee of the Board of Directors. The employment agreement had a three-year term which ended on April 23, 2001. On that date, the agreement automatically renewed for a one year term, and will renew from year to year thereafter until either party to such agreement gives notice of his or its intention to terminate the agreement 60 days in advance of any anniversary. As of the date of this proxy statement, neither Mr. Lefebvre nor the Company has given notice of his or its intention to terminate the agreement. Either party may terminate the agreement at any time for any reason on thirty days advance notice, except that the Company may terminate Mr. Lefebvre for cause at any time without prior notice. The Company is obligated to pay Mr. Lefebvre's salary for twelve months after termination, if it terminates his employment other than "for cause" (as defined in his agreement) and for six months after termination if it does not renew the agreement. Mr. Lefebvre has agreed not to compete with the business of the Company while receiving severance payments and to maintain in confidence all of the Company's confidential information. If, within three years after a "change in control" of the Company (as defined in the agreement), either the Company terminates Mr. Lefebvre other than "for cause" or Mr. Lefebvre terminates his employment due to a "change in employment" (as defined in the agreement), the Company will pay Mr. Lefebvre up to 2.99 times his average annual compensation for the preceding five calendar years before the date of the change in control; the non-compete provisions will no longer apply; Mr. Lefebvre's stock options will fully vest; and his normal employee benefits will continue for 12 months. If, within three years after a "change in control," Mr. Lefebvre terminates his employment for any reason other than a "change in employment," the Company will pay him his base monthly pay plus the maximum monthly bonus that he would have earned during the next 12 months and normal employee benefits for 12 months. The agreement also contains a tax gross-up provision equal to any excise tax payment made by the participant pursuant to Section 4999 of the Internal Revenue Code relating to payments in excess of specific amounts made upon a change of control or otherwise.

  Change In Control Arrangements

        In addition to the change in control provisions in the employment agreements described above, certain Company compensation plans provide for acceleration of vesting of benefits upon a change in control of HPSC. Under the 1995 Stock Plan, 1998 Stock Plan, and the 2000 Stock Plan, all outstanding options and restricted stock awards granted to the Named Executive Officers will vest upon a change in control (as defined in such plans). Under the terms of the ESOP, all amounts allocated to participants' accounts will vest upon a change in control, and under the terms of the SERP, benefits will fully accrue and fully vest upon a change in control, unless such change in control is approved by two-thirds of the Company's incumbent directors. Under the terms of the Stock Loan Program, as amended in October, 2001, the principal, of and interest on, loans to the Named Executive Officers will be forgiven upon a change of control, as defined in the 2000 Stock Plan.

Compensation of Directors

        In 2001, the Company paid each non-employee director a fee of $10,000 per year plus an additional $2,500 per year for each committee of the Board on which he or she serves and $500 for each board or committee meeting attended. In addition, the Company reimburses directors for their travel expenses incurred in attending meetings of the Board or its committees. Under the 2000 Stock Plan, each continuing non-employee director is granted 1,000 non-qualified stock options on the day of each annual meeting of stockholders during the term of the plan, at the fair market value of the Common Stock on the date of grant. Under the 1998 Outside Director Stock Bonus Plan, as amended, each continuing non-employee director will receive 1,000 shares of bonus stock on the day of each annual meeting of stockholders during the term of the 1998 Outside Director Stock Bonus Plan.

REPORT OF THE COMPENSATION COMMITTEE

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") currently consisting of J. Kermit Birchfield (Chair), Dollie A. Cole, Samuel P. Cooley and Lowell P. Weicker, Jr., all of whom are independent, non-employee directors.

        The Committee has primary responsibility for analyzing the compensation of executive officers of the Company, establishing performance goals for executive officers, reporting to the full Board with respect to such compensation, and administering the Company's stock plans.

Salaries for 2001

        The Chairman of the Board and Chief Executive Officer (the "Chairman") and each of the other two executive officers have employment agreements which provide for base cash compensation determined annually by the Compensation Committee but subject to minimum levels specified in the agreements. See "Employment Agreements" above. The base cash compensation levels for the Chairman and other executive officers were established in their employment agreements by the Committee based upon a number of factors including the financial performance of the Company during the period of their employment, the experience of the officer and his importance to the Company and base compensation levels paid to senior executives by comparable companies. During 2001 the salaries for the Chairman and other two executive officers were set at the base annual salary levels provided in the employment agreements.

Cash Bonuses for 2001

        In recommending bonuses for the Chairman and other executive officers for 2001, the Committee reviewed the financial and overall performance of the Company during 2001. Instead of using specific target levels with respect to individual and Company performance to calculate bonuses, the Committee considered a number of factors, including the following: (i) the Company's profitability for the fiscal year, (ii) the asset quality of the Company's portfolio, (iii) the Company's response to the business slowdown after the events of September 11, (iv) employee retention, and (v) other positive developments for the Company. The Committee also considered the contribution of each executive officer to the performance of the Company, the responsibilities of each executive officer in connection with this performance, the importance of the individual to the future growth and profitability of the Company, and the success of the management team in achieving the Company's short-term and long-term goals. Although the Committee considered all of these factors in exercising its judgment as to compensation levels for the Chairman and other executive officers, the Committee did not use a formula to weigh the relative importance of such factors.

        In 1999, the Committee engaged an independent consulting firm to perform a comprehensive review of its executive compensation practices. The consulting firm updated its findings in March, 2001. The consulting firm assembled competitive market data for the Company's executive officers by referring to published survey sources and publicly available SEC filings from a group of peer companies. The published survey sources contain data for similar positions at companies of equivalent size to the Company within the diversified financial services industry. The peer companies were selected based on industry, size and likeliness to compete with the Company for key talent, and are not the same as the companies included in the New Custom Index as described in the Performance Graph on page 16. Based on these sources, the independent consulting firm found that base salary compensation for the Chairman and Mr. Doherty was at the 60th percentile and below the median for Mr. Lefebvre. Total cash compensation (base salary plus bonus) for the Chairman was at the 60th percentile and near the median for Messrs. Doherty and

Lefebvre. Total Direct Compensation (the sum of base salary, bonus and the value of equity incentives) was near the 50th percentile for the Chairman, and below the median for the other two executive officers. The Committee maintained base compensation and cash bonuses for the year 2001 at the same levels as in 2000.

Stock Options

        The purpose of the 2000 Stock Plan is to retain and motivate the Company's key employees and outside directors and to increase their incentive to work toward the attainment of the Company's long-term growth and profit objectives. In determining the size of the stock option awards, the primary considerations are the performance of the executive officer, the number of shares underlying outstanding equity awards which continue to be subject to vesting and the grant value of the award. In 2001, the Committee awarded stock options under the 2000 Stock Plan to John W. Everets in the amount of 70,000 shares and Raymond R. Doherty and Rene Lefebvre each in the amount of 20,000 shares. These grants were made to provide an incentive to these key executive officers to remain with the Company and to encourage and facilitate stock ownership in the Company by the Company's executive officers. This component of an executive officer's compensation directly links the officer's interests with those of the Company's other stockholders.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal income tax purposes in any one fiscal year to $1 million except to the extent that such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Committee, and certification by the Committee that the performance standards were satisfied. None of the compensation paid to any executive officer in fiscal year 2001 would exceed the deduction limit of Section 162(m) of the Internal Revenue Code, and the Committee does not anticipate that in the near future the compensation paid to executive officers in the form of base salaries and incentive compensation will be non-deductible under Section 162(m) of the Internal Revenue Code. Restricted stock and option awards under the 1995 Stock Plan, the 1998 Stock Plan and 2000 Stock Plan comply with the requirements of Section 162(m) of the Internal Revenue Code.

                      Compensation Committee
                      J. Kermit Birchfield, Chair
                      Dollie A. Cole
                      Samuel P. Cooley
                      Lowell P. Weicker, Jr.

Performance Graph

        SEC rules require that the Company present a line graph comparing cumulative total shareholder return for HPSC over a period of five years, assuming reinvestment of dividends, with a broad equity market index and either a published industry index or an index comprising peer companies selected by the Company. The broad equity market index selected by the Company for inclusion in the graph is the Russell 2000 Index, an index of 2,000 public companies with relatively small market capitalization. For its second comparative index, the Company prepared its own index (the "New Custom Index") of a bank and finance and leasing companies that are in similar lines of business to the Company. In prior years, the Company used a different index (the "Old Custom Index") as its second comparative index. The shares of three of the companies included in the Old Custom Index no longer trade publicly due to the acquisition or bankruptcy of those companies. The Company decided, therefore, to change the Old Custom Index by adding four new companies and retaining one company thereby creating the New Custom Index.

        Set forth below is a graph comparing, over a five-year period beginning December 31, 1996, the cumulative total return for the Company, the Russell 2000 Index, the New Custom Index and the Old Custom Index.

        The New Custom Index includes: Allied Capital Corporation; Capital Crossing Bank, DVI, Inc., Medallion Financial Group; and Microfinancial, Inc.

        The Old Custom Index includes: Capital Crossing Bank, formerly Atlantic Bank & Trust Co., Linc Capital Inc. (since first quarter 1998), Professional Bancorp Inc., Redwood Empire Bancorp and T&W Financial Group (since first quarter 1998).

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Deloitte & Touche LLP have been selected to act as the Company's independent public accountants for the current year, subject to ratification by vote of the holders of a majority of the shares of Common Stock present and entitled to vote thereon at the Annual Meeting. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

        Audit Fees.    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $191,000.

        Financial Information Systems Design and Implementation Fees.    No services were performed by, or fees incurred to, Deloitte & Touche or Deloitte Consulting in connection with financial systems design and implementation projects for Fiscal 2001.

        All Other Fees.    The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $47,900 including audit related services of approximately $34,900 and non-audit services of $13,000. Audit related services generally include fees for consents, audits of the company's employee benefit plans and assistance with the implementation of the new accounting pronouncements.

        The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP.

PROPOSALS OF STOCKHOLDERS

        Proposals for inclusion in the Proxy Statement.    Any proposal of a stockholder intended to be presented at the 2003 Annual Meeting of Stockholders must be received at the corporate headquarters of the Company no later than December 16, 2002, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

        Other Proposals (Not for Inclusion in the Proxy Statement).    HPSC's By-laws and the rules of the SEC provide certain procedures that a stockholder must follow to nominate one or more individuals for election as a Director or to introduce an item of business at an annual meeting of stockholders. These procedures provide that any nomination or proposed item of business must be submitted in writing to the Secretary of the Company at 60 State Street, Boston, MA 02109. Usually, the nomination or proposed item of business must be received: (i) no later than the close of business on the 90th day, and (ii) no earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting. However, if the annual meeting is held more than 30 days prior to, or more than 70 days after, the first anniversary of the preceding year's annual meeting, then the item of business must be received no earlier than the close of business on the 120th day prior to such meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the annual meeting.

        The notice of a nomination must include:

    (a)
    the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

    (b)
    a representation that the stockholder is a stockholder of record of the Company entitled to vote at the meeting who intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

    (c)
    a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

    (d)
    such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement soliciting proxies for such nominee or nominees as director(s); and

    (e)
    a signed consent of each nominee to serve as a director of HPSC if elected.

        The notice of a proposed item of business must include: a brief description of the substance of, and the reasons for, conducting such business at the annual meeting; the stockholder's name and address; the number of shares of Common Stock held by the stockholder (with supporting documentation where appropriate); and any material interest of the stockholder in such business.

QUORUM AND VOTING PROCEDURES

        The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker "non-votes" are counted as present for purposes of determining the existence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because, under the rules of American Stock Exchange that govern brokers trading on the American Stock Exchange, the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        Under Section 160(c) of the Delaware General Corporation Law, the 1,625,182 shares of Common Stock retired by the Company and the 615,765 shares of common stock held by the Company in its treasury are not entitled to vote on any matters coming before the Annual Meeting or to be counted for quorum purposes.

        The vote required for election of directors is the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote thereon (i.e., the nominees receiving the greatest number of votes will be elected). Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

        If a stockholder of record specifies in the proxy how it is to be voted, it will be voted in accordance with such specification. If a properly signed proxy is returned to the Company by a stockholder of record and is not marked, it will be voted in accordance with the Board's recommendations on all proposals. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time before the exercise of the powers conferred thereby, by notice in writing to the Secretary of the Company. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the proxy unless such stockholder affirmatively indicates at the Annual Meeting his intention to vote the shares covered thereby in person.

OTHER MATTERS

        The Board of Directors and Company's management know of no business which will be presented for consideration at the Annual Meeting other than that discussed above. However, if any other proper business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know are to be presented at the Annual Meeting as of a reasonable time before the mailing of this Proxy Statement; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the Annual Meeting.

        The cost of preparing, assembling and mailing this proxy material will be paid by the Company. The Company may solicit proxies other than by the use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company requests individuals, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                      By Order of the Board of Directors
                      DENNIS W. TOWNLEY
                      Secretary

DETACH HERE	ZHPS12

PROXY

HPSC, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints John W. Everets and Raymond R. Doherty or either of them, with full power of substitution, as proxy to represent and to vote, as designated on the reverse side, all shares of Common Stock of HPSC, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at One International Place, 20th Floor, Boston, Massachusetts on Tuesday, May 14, 2002, at 9:00 A.M. Eastern Daylight Time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS
1 AND 2.

        If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

HPSC, INC.

c/o EquiServe
P.O. Box 43068
Providence, RI 02940

DETACH HERE	ZHPS12

☒	Please mark votes as in this example.

(continued from other side)

				FOR	AGAINST	ABSTAIN
1.	To fix the number of directors at seven and elect the following nominees to serve for a three-year term to expire at the 2005 Annual Meeting of Stockholders: (01) Lowell P. Weicker, Jr. and (02) Thomas M. McDougal	2.	To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year.	☐	☐	☐

FOR	WITHHELD
☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments therof.

☐
To withhold authority to vote for any individual nominee(s), mark the box above and write that nominee(s)' name in the space provided.
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature:	Date:	Signature:	Date:

DETACH HERE	ZHPE12

HPSC, INC.

EMPLOYEE STOCK OWNERSHIP PLAN
VOTING INSTRUCTIONS TO TRUSTEES
FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned participant in the HPSC, Inc., Employee Stock Ownership Plan (the "Plan") hereby instructs John W. Everets and Raymond R. Doherty as trustees of the Plan (the "Trustees") to vote, as designated on the reverse side, all common shares of Common Stock of HPSC, Inc. (the "Company") allocated to the participant's account under the Plan at the Annual Meeting of Stockholders to be held at One International Place, 20th Floor, Boston, Massachusetts on Tuesday, May 14, 2002, 9:00 A.M. Eastern Daylight Time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

         THE SHARES ALLOCATED TO THE PARTICIPANT'S ACCOUNT UNDER THE PLAN WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT IF THIS VOTING INSTRUCTION CARD IS COMPLETED, SIGNED AND RETURNED TO EQUISERVE, THE VOTE TABULATOR, BY 5:00 P.M. EASTERN DAYLIGHT TIME ON MAY 10, 2002. IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE THE ALLOCATED SHARES FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

HPSC, INC.
c/o EquiServe
P.O. Box 43068
Providence, RI 02940

DETACH HERE	ZHPE11

☒	Please mark votes as in this example.

(continued from other side)

				FOR	AGAINST	ABSTAIN
1.	To fix the number of directors at seven and elect the following nominees to serve for a three-year term to expire at the 2005 Annual Meeting of Stockholders: (01) Lowell P. Weicker, Jr. and (02) Thomas M. McDougal	2.	To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the current fiscal year.	☐	☐	☐

FOR	WITHHELD
☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments therof.

☐
To withhold authority to vote for any individual nominee(s), mark the box above and write that nominee(s)' name in the space provided.
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

As a participant in the Plan, I hereby instruct the Trustees to vote all shares allocated to my account as indicated above. If I sign, date and return this card but do not specifically instruct the Trustees how to vote, the Trustees will vote my allocated shares in accordance with the recommendations of the Company's Board of Directors.

Signature:	Date:	Signature:	Date:

QuickLinks

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2002
PROPOSAL ONE—ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
VOTING SECURITIES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Supplemental Executive Retirement Plan Benefit Table Applicable to Mr. Everets(1)
Supplemental Executive Retirement Plan Benefit Table Applicable to Messrs. Doherty and Lefebvre(1)
OPTION GRANTS IN LAST YEAR
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES(1)
REPORT OF THE COMPENSATION COMMITTEE
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSALS OF STOCKHOLDERS
QUORUM AND VOTING PROCEDURES
OTHER MATTERS
PROXY HPSC, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
HPSC, INC.
EMPLOYEE STOCK OWNERSHIP PLAN VOTING INSTRUCTIONS TO TRUSTEES FOR ANNUAL MEETING OF STOCKHOLDERS